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                                                                   Exhibit 10.7

            FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER (this "First Amendment, Consent and Waiver") is entered into as of May 17, 2001, among MUTUAL RISK MANAGEMENT LTD., a company incorporated under the laws of Bermuda ("Mutual Risk"), MUTUAL GROUP, LTD., a Delaware corporation ("Mutual Group"), the Lenders (hereinafter defined) party hereto, and BANK OF AMERICA, N.A., a national banking association, as the Administrative Agent for the Lenders (the "Administrative Agent").

                                   RECITALS

     A. Mutual Risk, Mutual Group, the Lenders (herein so called) party thereto and the Administrative Agent are party to that certain Credit Agreement dated as of September 21, 2000 (the "Credit Agreement"). Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Credit Agreement.

     B. Mutual Risk proposes to issue up to $142,500,000 of Senior Convertible Exchangeable Debentures due 2006 (the "Debentures") pursuant to that certain Securities Purchase Agreement (herein so called) dated as of May 8, 2001, among Mutual Risk, an affiliate of XL Capital Ltd., First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II and certain other investors and to enter into and perform the other Transactions (as defined in the Securities Purchase Agreement) contemplated by the Transaction Documents (as defined in the Securities Purchase Agreement), and has requested that the Lenders and the Administrative Agent (i) consent to the issuance of the Debentures and the entering into and performance of the other Transactions contemplated by the Transaction Documents, (ii) agree that such issuance, entering into and performance will not constitute a Default or Event of Default,
(iii) waive certain provisions of the Credit Agreement, and (iv) agree to amend the Credit Agreement in certain respects in connection therewith.

     C. The Lenders and the Administrative Agent have agreed to give such consent and agreement and waiver and to amend the Credit Agreement in certain respects in connection therewith.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

     1.   Amendments.  The Credit Agreement is amended as follows:
          ----------

          (a) A new definition of "Debentures," reading in its entirety as follows, is added to Section 1.1 of the Credit Agreement:

               ""Debentures" has the meaning given such term in the Securities
                 ----------
          Purchase Agreement."

          (b) A new definition of "First Amendment, Consent and Waiver," reading in its entirety as follows, is added to Section 1.1 of the Credit
     Agreement:
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               ""First Amendment, Consent and Waiver" means that certain First
                 -----------------------------------
          Amendment to Credit Agreement, Consent and Waiver dated May 17, 2001, among the Borrowers and the Guarantors, the Lenders and the Administrative Agent."

          (c) A new definition of "Securities Purchase Agreement," reading in its entirety as follows, is added to Section 1.1 of the Credit Agreement:

               ""Securities Purchase Agreement" means that certain Securities
                 -----------------------------
          Purchase Agreement dated as of May 8, 2001, among an affiliate of XL Capital Ltd., First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II, and certain other investors, in the form executed and delivered to the Lenders and the Administrative Agent, and as in effect, on the date of the First Amendment, Consent and Waiver and without giving effect to any amendment, supplement or other modification thereto that has not been consented to by the Lenders and the Administrative Agent."

          (d) The "$10,000,000" number appearing in the definition of "Asset Sale" in Section 1.1 of the Credit Agreement is amended to read "$1,000,000."

          (e) The definition of "Change of Control" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Change of Control" means the occurrence of any of the following
                 -----------------
          events:

               (i) Mutual Risk shall cease to own, directly or indirectly, 100% of the economic and voting interest in the Capital Stock of each Insurance Company Subsidiary (other than (v) Trement International Insurance LTD., (w) as a result of the conversion of any Debentures,
          (x) as a result of the exercise of any Newco Common Stock Exchange Right (as defined in the Debentures), (y) the Policy Holder Preferred Shares (as defined in the Debentures), or (z) as a result of the exercise by Newco (as defined in the Securities Purchase Agreement) of the option to purchase Villanova Insurance Company for book value);

               (ii) Any Person or Group (as defined below) becomes the beneficial owner (as defined below), directly or indirectly, in the aggregate of more than 33% of the total voting power of the Voting Stock of Mutual Risk;

               (iii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Mutual Risk, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Mutual Risk was approved by a vote of a majority of the directors of Mutual Risk then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Mutual Risk then in office; or

               (iv) Any event or condition that constitutes a change of control under the Debentures or the documents governing the RHINOS.

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

               For purposes of this definition only:

               (a) "beneficial owner" and "beneficially own" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or upon the occurrence of a subsequent condition;

               (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act; and

               (c) any Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such other Person or Group, as the case may be, beneficially owns, directly or indirectly, in the aggregate more than 33% of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation."

          (f) The definition of "Guarantee" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Guarantee" has the meaning assigned to it in Section 9.1 and
                 ---------
          also includes any other guarantee of the Obligations."

          (g) The definition of "Guarantor" and "Guarantors" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Guarantor" and "Guarantors" have the meanings assigned to them
                 ---------       ----------
          in the preamble of this Agreement and also include any other guarantor or guarantors of the Obligations."

          (h) The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Loan Documents" means this Agreement (which includes the
                 --------------
          Guarantee), the Notes, and any other documents or instruments now or hereafter executed as security for or otherwise in connection with this Agreement (which includes the Guarantee) and the Notes, and any and all renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing."

          (i) The definition of "Loan Party" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               "Loan Party" means each Borrower and Guarantor, and "Loan
                ----------                                          ----
          Parties" means, collectively, the Borrower and the Guarantors."

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          (j)  Sections 5 and 6 of the Credit Agreement are amended to read in their entirety as set forth in Exhibit C attached hereto.

          (k) Section 7.1(c) of the Credit Agreement is amended to read in its entirety as follows:

               "(c) Any Loan Party fails to observe or perform any covenant, condition or agreement on the part of such Loan Party to be observed and performed pursuant to Section 5.5, Section 5.7, Section 6, or the First Amendment, Consent and Waiver."

          (l) A new Section 7.1(p), reading in its entirety as follows, is added to the Credit Agreement:

               "(p) The holder of any Debenture shall exercise its right to have any Debenture mandatorily redeemed prior to the stated maturity thereof or the obligation to pay any Debenture shall be accelerated."

          (m) A new Section 7.1(q), reading in its entirety as follows, is added to the Credit Agreement:

               "(q) Mutual Risk ceases for any reason to have the right and power to elect a majority of the Persons comprising the Board of Directors of Newco (as defined in the Securities Purchase Agreement)."

          (n) A new Section 7.1(r), reading in its entirety as follows, is added to the Credit Agreement:

               "(r) any material attachment, sequestration or similar proceeding shall be filed against any assets or properties of Mutual Risk or any of its Subsidiaries, and such attachment, sequestration or similar proceeding remains undischarged, unbonded by Mutual Risk or undismissed for a period of 30 days after the commencement thereof."

          (o) The Pricing Schedule attached to the Credit Agreement is amended to read in its entirety as set forth in the Pricing Schedule attached hereto.

     2.   Consent.  Subject to the satisfaction of the conditions precedent set
          -------
forth in Paragraph 4, hereof, the Lenders and the Administrative Agent hereby consent and agree as follows:

          (a) The Lenders and the Administrative Agent consent to (i) the issuance of the Debentures pursuant to the Securities Purchase Agreement (provided that such issuance occurs on or before May 18, 2001), including $30,000,000 of RHINOS Debentures (as defined in the Securities Purchase Agreement) to the holders of the RHINOS in exchange for all of the RHINOS,
     (ii) the exchange of the Debentures and the RHINOS Debentures for Newco Debentures (as defined in the Securities Purchase Agreement) and (iii) to the guaranties of the Debentures and the Newco Debentures, each as contemplated by the Securities Purchase Agreement, and, subject to compliance by the Borrowers with Paragraphs 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f) hereof, agree that such issuance, exchange and guaranties will not constitute a Default or Event of Default under Sections 6.1,

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     6.4 or 6.10 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (b) The Lenders and the Administrative Agent consent to the Restructuring (as defined in the Securities Purchase Agreement), including a change in the organizational structure of Mutual Risk and certain of its Subsidiaries from that set forth in Exhibit A attached hereto to that set forth in Exhibit B attached hereto and, subject to compliance by the Borrowers with Paragraph 5(f) hereof, agree that the Restructuring will not constitute a Default or Event of Default under Sections 5.1, 6.5, 6.6, 6.10, 6.12 or 6.20 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (c) The Lenders and the Administrative Agent consent to Newco (as defined in the Securities Purchase Agreement) being granted an option to purchase Villanova Insurance Company for book value, and agree that such option and purchase will not constitute a Default or Event of Default under Sections 6.3, 6.5, 6.6 or 6.10 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (d) The Lenders and the Administrative Agent consent to the deposit of a portion of the proceeds of the issuance of the Debentures, and to the grant of security interests therein, pursuant to the Collateral Agreement (as defined in the Securities Purchase Agreement), and, subject to compliance by the Borrowers with Paragraph 5(d) hereof, agree that such deposit and security interests will not constitute a Default or Event of Default under Section 6.3 or 6.20 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (e) The Lenders and the Administrative Agent consent to the transactions contemplated by Paragraph 5(e) hereof, and subject to compliance by the Borrowers with such paragraph, agree that such transactions will not constitute a Default or Event of Default under Sections 6.3 or 6.20 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (f) The Lenders and the Administrative Agent consent to the employment and non-competition agreement with Robert A. Mulderig that is required by the Securities Purchase Agreement, and agree that such agreement will not constitute a Default or Event of Default under Section
     6.10 of the Credit Agreement, both as in effect immediately prior to the execution of this First Amendment, Consent and Waiver and after giving effect to the amendments thereof contained herein.

          (g) The Lenders and the Administrative Agent consent to the affirmative and negative covenants and the defaults set forth in the Debentures and agree that such covenants and defaults will not constitute a Default or Event of Default under Section 6.3 or 6.8 of the Credit Agreement.

          (h) The Lenders and the Administrative Agent consent to the terms and conditions of the Securities Purchase Agreement, the Debentures, and the other Transaction Documents and the Transactions contemplated by the Securities Purchase Agreement, the Debentures, and the other

     Transaction Documents, as executed, delivered to the Lenders and the Administrative Agent and in effect on the date hereof, provided that upon the termination of the Subordination Period (as contemplated by the Transaction Documents), the Obligations shall be pari passu in right of payment with the Debentures.

          (i) In furtherance of the authorizations set forth in Section 8 of the Credit Agreement, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into the Collateral Agreement, the pledge or charge agreements contemplated by Paragraph 5(f), the Assignment of Account dated the date hereof among Mutual Risk, XL Insurance Ltd., Administrative Agent, and the holders of the RHINOS Debentures ("Assignment of Account", and collectively, with any related documents, the "Collateral Documents") (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to any collateral now or hereafter described in any Collateral Document ("Collateral") to perfect, maintain, and preserve Lenders' Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized by Lenders. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this Paragraph 2(i). The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this Paragraph 2(i) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or Lenders are obligated to make any Loans under the Loan Documents.

     3.   Waiver.  The Required Lenders and the Administrative Agent hereby
          ------
waive any prepayment of the Loans pursuant to Section 2.12(c), and any reduction of the Commitments pursuant to Section 2.5, in each case in connection with the issuance of the Debentures.

     4.   Conditions Precedent.  This First Amendment, Consent and Waiver shall
          --------------------
not become effective until the Administrative Agent receives (a) counterparts of this First Amendment, Consent and Waiver executed by the Borrowers and the Guarantors, the Lenders and the Administrative Agent, (b) resolutions adopted by the Borrowers' and the Guarantors' Boards of Directors authorizing the execution, delivery and performance of this First Amendment, Consent and Waiver by the Borrowers and the Guarantors, and authorizing the issuance of the Debentures and the entering into and performance of the other Transactions contemplated by the Transaction Documents, (c) true and correct copies of the Transaction Documents as in effect on the date hereof, (d) counterparts of each Collateral Document executed by each of the parties thereto, (e) legal opinions of each of Mayer, Brown & Platt, special counsel to the Loan Parties, Conyers Dill & Pearman, Bermuda counsel to the Loan Parties, and Richard O'Brien, General Counsel of Mutual Risk, in each case covering such matters as are requested by the Lenders and in form and substance satisfactory to the Lenders,
(f) such other agreements, documents, instruments, and items as the Administrative Agent or any Lender may reasonably request, (f) an amendment fee in the amount of $450,000 to be shared pro rata by the Lenders in accordance with respective Commitments, (h) a written summary of the fees and expenses incurred in connection with the Transactions and this First Amendment, Consent and Waiver, which fees and expenses shall not exceed $10,000,000, and (i) payment of all expenses, including legal fees and expenses of counsel to the Administrative Agent and each Lender, incurred by the Administrative Agent or any Lender in connection with this First Amendment, Consent and Waiver.

     5.   Covenants.  The Borrowers jointly and severally covenant and agree
          ---------
with the Administrative Agent and the Lenders as follows:

          (a) In the event Newco (as defined in the Securities Purchase Agreement) becomes the issuer of the Newco Debentures upon the exchange of the Debentures, concurrently with such exchange, Newco shall, at the election of the Required Lenders, become a Co-Borrower with Mutual Risk under the Credit Agreement and assume and become jointly and severally liable with Mutual Risk for the obligations and liabilities of Mutual Risk as a Borrower under the Loan Documents, and Mutual Risk shall deliver a legal opinion of counsel to Newco reasonably acceptable to the Lenders as to such assumption by Newco being a legal, valid and binding obligation of Newco, enforceable in accordance with its terms and as to such other matters as the Lenders may request; provided that Newco shall not agree upon the final terms of the covenants and events of default in the Newco Debentures without the prior written consent of the Required Lenders.

          (b) In the event Newco has not then or theretofore become a Co-Borrower with Mutual Risk under the Credit Agreement pursuant to Paragraph 5(a), concurrently with the formation of Newco, Newco shall execute and deliver a guarantee of payment of the Obligations substantially in the form of Exhibit D attached hereto, together with a legal opinion of counsel to Newco reasonably acceptable to the Lenders as to such guarantee being a legal, valid, and binding obligation of Newco, enforceable in accordance with its terms and as to such other matters as the Lenders may reasonably request.

          (c) Concurrently with the execution and delivery thereof, each guarantor that executes and delivers a guarantee of the Debentures shall execute and deliver a guarantee of payment of the Obligations substantially in the form of Exhibit D attached hereto, together with a legal opinion of counsel to each such guarantor reasonably acceptable to the Lenders as to such guarantee being a legal, valid and binding obligation of such guarantor, enforceable in accordance with its terms and as to such other matters as the Lenders may reasonably request.

          (d) (i) Concurrently with the issuance of the Debentures, not less than $22,500,000 of the proceeds of the issuance of the Debentures shall be deposited pursuant to the Collateral Agreement as in effect on the date hereof, (ii) the Administrative Agent (on behalf of the Lenders) and the holders of the RHINOS Debentures shall be granted a second priority security interest, pledge and assignment (subordinate to that in favor of the holders of the Debentures (other than the RHINOS Debentures)) in the moneys held pursuant to the Collateral Agreement to secure the Obligations and the indebtedness and liabilities owing under the RHINOS Debentures, and
     (iii) the Collateral Agreement shall not be terminated prior to the disposition of the amounts held pursuant thereto in accordance with its terms.

          (e) (i) Concurrently with the issuance of the Debentures, not less than $80,000,000 of the proceeds of the issuance of the Debentures shall be deposited in an account with Bank of America, N.A. or another Lender located in the United States, (ii) the holders of the Debentures (other than the RHINOS Debentures) shall be granted a first priority security interest, pledge and assignment of such account and all moneys deposited thereto to secure the indebtedness evidenced by the Debentures (other than the RHINOS Debentures) and the Administrative Agent (on behalf of the Lenders) and the holders of the RHINOS Debentures shall be granted a second priority security interest, pledge and assignment of such account and all moneys deposited thereto to secure the Obligations and the indebtedness and liabilities owing under the RHINOS Debentures (provided that such security interests, pledges and assignments shall automatically terminate upon the expiration of the Subordination Period (as defined in the Subordination Agreement) if upon the expiration of the Subordination Period, (A) there are no Debentures that have become due and payable pursuant to Section 3(b) of the Debentures and that have not been indefeasibly paid in full in cash, and (B) there are not then outstanding any Credit Agreement Obligations or RHINOS Obligations consisting of subrogation rights under the Subordination Agreement), (iii) the moneys deposited into such account shall be used by Mutual Risk to make a capital contribution in the amount of $80,000,000 to Legion Insurance Company and Legion Indemnity Company concurrently with the completion of the Restructuring, and shall not be withdrawn from such account or used for any other purpose (except in accordance with the terms of the Assignment of Account), and Bank of America, N.A. or such other Lender is hereby irrevocably authorized and directed, and hereby agrees, to restrict withdrawals from such account except for such purposes, and (iv) such account shall not be terminated prior to the disposition of the amounts deposited in such account pursuant to this paragraph. Any investment earnings on the moneys deposited in such account shall remain in such account until Mutual Risk has made a capital contribution in the amount of $80,000,000 to Legion Insurance Company and Legion Indemnity Company concurrently with the completion of the Restructuring, at which time such investment earnings may be released to Mutual Risk.

          (f) Concurrently with the issuance of the Debentures (in the case of the pledge of or charge on the shares of the capital stock of Mutual Risk Management (Holdings) Ltd.) and concurrently with its formation (in the case of the pledge of or charge on the shares of the capital stock of Newco), Bank of America, N.A., in its capacity as collateral agent for the holders of the Debentures (other than the RHINOS Debentures) (to secure the payment or redemption of the Debentures (other than the RHINOS Debentures) during the Subordination Period on a first priority basis) and for the Lenders and the holders of the RHINOS Debentures (to secure the Obligations and the indebtedness and liabilities owing under the RHINOS Debentures on a second priority basis prior to the termination of the Subordination Period) shall be granted a pledge of and charge on the capital stock of Mutual Risk Management (Holdings) Ltd. and Newco owned directly or indirectly by Mutual Risk pursuant to a pledge or charge agreement substantially in the form of Exhibit E attached hereto, and Mutual Risk shall deliver or cause to be delivered such resolutions, stock powers, legal opinions and other documents and instruments as may be required pursuant to the terms thereof or as the Lenders may otherwise reasonably request in connection therewith. Following the termination of the Subordination Period, the holders of the Debentures, the holders of the Obligations, and the holders of the RHINOS Debentures shall be secured pari passu by such stock. Upon the request of Mutual Risk (which request may be made on or after the first anniversary of the date of this First Amendment, Consent and Waiver) and provided that (i) at the time of such request and after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom, (ii) the ratio of Consolidated Indebtedness to Consolidated Total Capital is less than 0.425 to 1, and (iii) the holders of the Debentures and holders of the RHINOS Debentures have consented thereto, the Lenders agree to release, and hereby instruct Bank of America, N.A. in its capacity as collateral agent, to release, the pledge of and charge on the capital stock of Mutual Risk Management (Holdings) Ltd. and Newco given pursuant to this Paragraph 5(f).

          (g) Mutual Risk shall use its best efforts to cause the Restructuring to occur by the fourth month anniversary of the date hereof and to obtain all approvals of Governmental Authorities, shareholders and other Persons required in connection therewith.

          (h) Mutual Risk shall, concurrently with their delivery to the Purchasers (as defined in the Securities Purchase Agreement), deliver to the Administrative Agent and each Lender the officer's certificate and legal opinion referenced in Section 6.1 of the Securities Purchase Agreement, together with writings authorizing the Administrative Agent and each Lender to rely on such certificate and legal opinion.

          (i) Mutual Risk will not, and will not permit any of its Subsidiaries to, amend, modify or supplement any of the Transaction Documents, as they are in effect on the date hereof, without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld or delayed.

          (j) Mutual Risk will not sell, transfer, assign, dividend or otherwise dispose of, or permit to be sold, transferred, assigned, dividended or otherwise disposed of, any of the Capital Stock of Newco (other than by the holders of the Debentures after the conversion thereof to common stock of Newco in accordance with the Debentures) or any of its Subsidiaries without the prior written consent of the Required Lenders.

          (k) The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Lenders such amendments to the Loan Documents and such other documents, instruments, certificates and legal opinions, including a control agreement in order to give effect to the provisions of Paragraph 5(e), as the Administrative Agent or the Lenders may reasonably request in order to give effect to the satisfaction of the foregoing covenants. The breach by the Borrowers of any of the covenants set forth in this Paragraph 5 shall constitute an Event of Default.

     6.   Representations and Warranties.  The Borrowers hereby jointly and
          ------------------------------
severally represent and warrant to the Lenders and the Administrative Agent that
(a) immediately after the execution and delivery of this First Amendment, Consent and Waiver and after giving effect hereto, no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents,
(b) all of the provisions of the Loan Documents, except as modified and amended hereby, are in full force and effect and are hereby ratified and confirmed, (c) the Borrowers have delivered to the Administrative Agent and the Lenders true and correct copies of the Securities Purchase Agreement, the Debentures and the other Transaction Documents, as executed and in effect on the date hereof, and
(d) the Borrowers have no reason to believe that the Restructuring will not occur, and that all approvals of Governmental Authorities, shareholders and other Persons required in connection with the Restructuring will not be obtained by the fourth month anniversary of the date hereof.

     7.   Effect of First Amendment, Consent and Waiver.  This First Amendment,
          ---------------------------------------------
Consent and Waiver is a Loan Document. Except as expressly modified and amended by this First Amendment, Consent and Waiver, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. The consent and waiver of the Lenders and the Administrative Agent hereunder is expressly limited to the matters set forth in

Paragraphs 2 and 3 and shall not constitute the consent or waiver by any Lender or the Administrative Agent of or with respect to any other matter now or hereafter requiring its consent or waiver under the Loan Documents.

     8.   Counterparts.  This First Amendment, Consent and Waiver may be
          ------------
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     9.   Governing Law.  This First Amendment, Consent and Waiver shall be
          -------------
governed by and construed in accordance with the laws of the State of New York.

     10.  ENTIRETY.  THIS FIRST AMENDMENT, CONSENT AND WAIVER, THE CREDIT
          --------
AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 [Remainder of Page Intentionally Left Blank]

                                   MUTUAL RISK MANAGEMENT LTD., as a
                                   Borrower and as a Guarantor


                                   By:  ________________________________________
                                        Name: __________________________________
                                        Title:__________________________________

                              MUTUAL GROUP, LTD., as a Borrower and as a Guarantor


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                              BANK OF AMERICA, N.A., as Administrative Agent and a Lender


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                              FLEET NATIONAL BANK, as a Lender


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                              FIRST UNION NATIONAL BANK, as a Lender


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                              NATIONAL WESTMINSTER BANK PLC
                              NEW YORK AND/OR NASSAU BRANCH, as a Lender


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                                   EXHIBIT A
                                   ---------

                        Corporate Re-Organization Plan
                           Old Organizational Chart

----------------------------------------------------------
Mutual Risk Management Ltd - SUMMARY OF CURRENT STRUCTURE
----------------------------------------------------------

-------------------------
     Revised 3/28/2001
-------------------------

                                                            -----------
                                                                MRM
                                                            -----------

                                                       --------------------
                                                           MRM HOLDINGS
                                                       --------------------

     -------------------------------------------------------------------------------------------------------------------------
--------------           ------------------           ----------          -----------           ------------        ---------------
 MUTUAL GROUP             MUTUAL INDEMNITY             IPC COS.            BROKERAGE              CAPTIVE            FINANCIAL SVC
                               DUBLIN                                                            MANAGEMENT
--------------           ------------------           ----------          -----------           ------------        ---------------

     ------------------------------------------------------
-------------               -----------           ------------------
 LEGION INS.                 VILLANOVA             LEGION INDEMNITY
-------------               -----------           ------------------


  -----------------------------------
-----    -----     -----     -----------
 CRS      CRI       SBU       COMPFIRST
-----    -----     -----     -----------

                                                                             MRM
--------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------

                        Corporate Re-Organization Plan

                           New Organizational Chart


----------------------------------------------------------
Mutual Risk Management Ltd - SUMMARY OF CURRENT STRUCTURE
----------------------------------------------------------

-------------------------
     Revised 3/28/2001
-------------------------

                                                            -----------
                                                                MRM
                                                            -----------
                                                       --------------------
                                                 --------------          ------------
                                                  MRM HOLDINGS               NEWCO
                                                   (Bermuda)               (Bermuda)
                                                 --------------          ------------
                                        ----------------
                                  --------------   ------------------    ------------
                                   MUTUAL GROUP     MUTUAL INDEMNITY      NEWCO (US)
                                                         DUBLIN
                                  --------------   ------------------    ------------
                              ---------------------------------------                                    ---------------------------
                                                                         ------------
                                                                      -----        -----      -----------    ----------  -----------
                                                                       CRS          CRI        BROKERAGE      IPC COS.    FINANCIAL
                                                                                                                             SVC
                                                                      -----        -----      -----------    ----------  -----------
                   -------------  ------------------  -----------
                    LEGION INS.    LEGION INDEMNITY    VILLANOVA
                   -------------  ------------------  -----------
                    -----------

                ----- -----------
                 SBU   COMPFIRST
                ----- -----------

                                                                             MRM
--------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------

     If a defined term is used in this Exhibit C and such defined term is not defined in the Credit Agreement, such defined term shall have the meaning given to it in the Securities Purchase Agreement or the Debentures, as in effect on the date of the First Amendment, Consent and Waiver and without giving effect to any amendment, supplement or modification thereof that is not consented to by the Lenders. From and after the date that any of the Newco Debentures are outstanding, references to Mutual Risk shall be construed as references to Mutual Risk and Newco.

                                   SECTION 5
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all Obligations shall have been paid in full and no Lender shall have any Commitment hereunder, the Loan Parties, jointly and severally, covenant and agree with the Lenders and the Administrative Agent that:

     SECTION 5.1    Corporate Existence and Conduct of Business.  Mutual Risk
                    -------------------------------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of Mutual Risk and each of its Subsidiaries (except as otherwise permitted herein) and the rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business of Mutual Risk and each of its Subsidiaries, except in each case as required or contemplated by the Restructuring, and Mutual Risk will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by Mutual Risk and its Subsidiaries.

     SECTION 5.2    Compliance With Laws and Contractual Obligations.  Mutual
                    ------------------------------------------------
Risk will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable Laws and with all contractual obligations, except where compliance in all material respects therewith is contested in good faith by appropriate proceedings.

     SECTION 5.3    Maintenance of Property; Insurance. Mutual Risk shall cause
                    ----------------------------------
all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 5.3 shall prevent Mutual Risk from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of Mutual Risk, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Lenders. Mutual Risk will maintain or cause to be maintained (a) with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its Properties and business and the Properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar Properties in the same general respective areas in which Mutual Risk and its Subsidiaries operate, and (b) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. Mutual Risk will deliver to the Administrative Agent (x) upon request from time to time, full information as to the insurance carried, (y) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of the First Amendment, Consent and

Waiver and (z) within five days of receipt, any notice of any cancellation or nonrenewal of coverage for Mutual Risk or any of its Subsidiaries.

     SECTION 5.4    Payment of Taxes and Other Claims.  Mutual Risk shall pay or
                    ---------------------------------
discharge and will cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and other governmental charges levied or imposed upon Mutual Risk or any of its Subsidiaries or upon the income, profits or Property of Mutual Risk or any of its Subsidiaries and (b) all lawful claims including, without limitation, for labor, services, materials and supplies which have become due and payable and, if unpaid, might by law become a Lien upon the Property of Mutual Risk or any of its Subsidiaries; provided, that Mutual Risk shall not be required to pay or discharge, or cause to be paid or discharged, any such Tax, assessment, charge or claim whose amount, applicability or validity is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made. Mutual Risk and each of its Subsidiaries, as the case may be, will, promptly upon any of its officers obtaining knowledge that a charge or claim described in the previous sentence has not been paid, other than as permitted by the proviso in the previous sentence, deliver notice to the Administrative Agent (which will provide a copy of such notice to each Lender) of such failure to pay.

     SECTION 5.5    Investment Company Act.  No Loan Party shall become an
                    ----------------------
investment company subject to registration under the Investment Company Act of 1940, as amended (without giving effect to any exemption based upon the number or status of the holders of its securities).

     SECTION 5.6    Payments in U.S. Dollars.  All payments of principal,
                    ------------------------
interest and other amounts to be made hereunder or under the Notes shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

     SECTION 5.7    Use of Proceeds.  The Borrowers shall use the proceeds of
                    ---------------
the Loans solely to repay amounts owing under the Existing Credit Agreement and then as follows:

     (a) Mutual Risk may use such proceeds to repurchase Convertible Securities in open market or privately negotiated transactions; provided, that any Convertible Securities so repurchased shall be immediately canceled;

     (b) The Borrowers may use such proceeds for lawful general corporate purposes; provided that none of such proceeds shall be used by the Borrowers or any of their Subsidiaries, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or "carrying" (within the meaning of Regulation U) any Margin Stock; and provided further that none of such proceeds shall be used in connection with the acquisition of ten percent (10%) or more of the Voting Stock of any Person if such acquisition is opposed by the board of directors or other management of such Person.

     SECTION 5.8    Financial Statements.  Mutual Risk will furnish or cause to
                    --------------------
be furnished to the Administrative Agent and to each of the Lenders:

     (a) as soon as available, but in no event more than forty-five (45) days after the last day of each of the first three (3) fiscal quarters in each fiscal year of Mutual Risk, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of Mutual Risk and its Subsidiaries and of the consolidating balance sheet and statement of earnings of Mutual Risk and its Subsidiaries, prepared in accordance with GAAP (except for the absence of footnotes), as of, and for the fiscal quarter and portion of the fiscal year ending on, such last day, together with the quarterly report of Mutual Risk on Form 10-Q (or other applicable form) for such fiscal quarter filed with the SEC, a certificate of the Chief Financial Officer of Mutual Risk stating whether, to his best knowledge and belief, any Default or Event of Default has occurred or exists hereunder, and, if any such Default or Event of Default has occurred and is continuing or otherwise exists, stating the facts with respect thereto, and a copy of any presentation made by Mutual Risk or any of its Subsidiaries to S&P, Moody's, A.M. Best Company or any other rating agency during such fiscal quarter;

     (b) as soon as available, but in no event more than ninety (90) days after the last day of each fiscal year of Mutual Risk, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of Mutual Risk and its Subsidiaries and the consolidating balance sheet and statement of earnings of Mutual Risk and its Subsidiaries, prepared in accordance with GAAP, as of, and for the fiscal year ending on, such last day, together with (i) the audit report on the consolidated portions thereof of Ernst & Young or other independent certified public accountants selected by Mutual Risk and reasonably satisfactory to the Administrative Agent, which audit report shall be without material qualification, (ii) a copy of the annual report of Mutual Risk on Form 10-K (or other applicable form) for such fiscal year filed with the SEC, and (iii) a certificate of the Chief Financial Officer of Mutual Risk stating whether, to his best knowledge and belief, any Default or Event of Default has occurred or exists hereunder, and, if any such Default or Event of Default has occurred and is continuing or otherwise exists, stating the facts with respect thereto;

     (c)  as soon as available, but in no event more than one hundred and twenty
(120) days after the last day of each fiscal year of each unconsolidated Subsidiary or Affiliate of Mutual Risk (whose operations are accounted for in the consolidated financial statements of Mutual Risk on the equity method), if any, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of such unconsolidated Subsidiary or Affiliate and its Subsidiaries and of the consolidating balance sheet and statement of earnings of such unconsolidated Subsidiary or Affiliate and its Subsidiaries, prepared in accordance with GAAP (or SAP in the case of a regulated insurance company) as of, and for the fiscal year ending on, such last day, together with the audit report on the consolidated portions thereof of a firm of independent certified public accountants of recognized standing, which audit report shall be without material qualification.

     (d) promptly upon their becoming available but in no event (i) more than ninety (90) days after the end of each calendar year in the case of the Annual Statements or (ii) more than forty-five (45) days after the end of each calendar quarter in the case of the Quarterly Statements, a copy of each Annual Statement and Quarterly Statement of each Insurance Company Subsidiary prepared in accordance with SAP, a copy of each externally-prepared actuarial analysis of each Insurance Company Subsidiary obtained by Mutual Risk or any of its Subsidiaries and, in the case of the Annual Statements, a copy of the management discussion and analysis submitted with such Annual Statements;

     (e) promptly upon their becoming available, copies of all financial statements, reports, notices as to material matters, and proxy statements sent by Mutual Risk or any of its Subsidiaries (which is not a Wholly Owned Subsidiary) to public stockholders, of all regular, periodic and special reports filed by Mutual Risk or any of its Subsidiaries with any securities exchange or with the SEC and of all regular, periodic and special reports filed by any Insurance Company Subsidiary with Governmental Authorities having jurisdiction over it;

     (f) together with the items described in clauses (a) and (b) above, written calculations in form reasonably satisfactory to the Administrative Agent demonstrating compliance by Mutual Risk with the covenants contained in Sections 6.1, 6.2, 6.17, 6.18, 6.19 and 6.20; and

     (g) such additional information, reports, or statements (financial or otherwise) as is required to be delivered to any Holder of the Debentures or the Newco Debentures and is not otherwise required to be delivered to the Administrative Agent and/or the Lenders hereunder; and

     (h) such additional information, reports or statements (financial or otherwise) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.9    Notice of Litigation and Other Matters.  Mutual Risk will
                    --------------------------------------
furnish or cause to be furnished to the Administrative Agent and to each of the Lenders promptly (but in no event later than ten (10) days after an Officer of Mutual Risk obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving Mutual Risk or any of its Subsidiaries or any of their respective Properties, assets or businesses which in any given case or in the aggregate would have a Material Adverse Effect;

     (b) any notice of any violation received by Mutual Risk or any of its Subsidiaries, from any Governmental Authority, including, without limitation, any notice of violation of EHS Laws, which in any such case would have a Material Adverse Effect;

     (c) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against Mutual Risk or any of its Subsidiaries, other than normal insurance claims adjustment matters involving Insurance Company Subsidiaries;

     (d) any Default or Event of Default, or any other event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Contract to which Mutual Risk or any of its Subsidiaries is a party or by which Mutual Risk or any of its Subsidiaries or any of their respective Properties may be bound, which default or event of default would have a Material Adverse Effect;

     (e) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) any fact or circumstance that has resulted, or could reasonably be expected to result in an ERISA Event, (iii) the Amount of Unfunded Benefit Liabilities exceeds $1,000,000, and (iv) any event or events in respect of any Foreign Plan or Foreign Plans occur that, or are reasonably expected to occur which, individually or together with all other similar events, result or would reasonably be expected to result in an aggregate liability to Mutual Risk or any of its Subsidiaries in excess of $1,000,000; and

     (f) any event which makes any of the representations set forth in Section 3 inaccurate in any material respect.

     SECTION 5.10   Payment of Obligations.  Mutual Risk will pay and discharge,
                    ----------------------
and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective obligations, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION 5.11   Executive Risk Insurance.  Mutual Risk will maintain, in
                    ------------------------
full force and effect, executive risk insurance in an amount which Mutual Risk reasonably believes to be sufficient for the conduct of its business.

     SECTION 5.13   Inspection of Property, Books and Records.  Mutual Risk will
                    -----------------------------------------
keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, and will cause each of its Subsidiaries to permit (during normal business hours and, unless a Default shall have occurred and be continuing, upon reasonable advance notice) officers, attorneys, agents and other representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective directors, officers, senior employees, independent public accountants and actuaries as often as may reasonably be requested.


                                  SECTION 6.
                              NEGATIVE COVENANTS
                              ------------------

     Until all Obligations shall have been paid in full and no Lender shall have any Commitment hereunder, the Loan Parties, jointly and severally, covenant and agree with the Lenders and the Administrative Agent that:

     SECTION 6.1    Consolidated Indebtedness to Consolidated Total Capital
                    -------------------------------------------------------
Ratio.  Mutual Risk shall not permit the ratio of Consolidated Indebtedness to
-----
Consolidated Total Capital to exceed (a) 0.50 to 1 at any time from the date of this Agreement to March 21, 2002, or (b) 0.45 to 1 at any time thereafter.

     SECTION 6.2    Shareholders' Equity.  Mutual Risk shall maintain a
                    --------------------
Stockholders' Equity which is not at any time less than the sum of (a) $350,000,000 (without giving effect to no more than $15.0 million of adjustments required by FASB 115) plus (b) 50% of cumulative positive consolidated net income (without deduction for any net loss for any period) of Mutual Risk and its Subsidiaries after March 31, 2001.

     SECTION 6.3    Negative Pledge.  Mutual Risk will not, and will not cause
                    ---------------
or permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for (a) Liens which may be created in the ordinary course of business (it being understood that no Lien securing Debt shall be deemed to have been created in the ordinary course of business), (b) Liens securing payment of the Debentures, the Newco Debentures, the Obligations, and the RHINOS Debentures, as contemplated by the First Amendment, Consent and Waiver, and (c) Liens securing reimbursement obligations in respect of letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares, consistent with past practices.

     SECTION 6.4    Limitation on Incurrence and Repayment of Debt.
                    ----------------------------------------------

     (a) So long as any of the Debentures are outstanding:

          (i) Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or suffer to exist any Debt; provided, however, that the foregoing shall not prohibit the issuance or existence of (A) the Debentures or the Newco Debentures (including any guarantees thereof), (B) the Obligations, (C) no more than $15.0 million of principal amount of accreted value of other Debt of Mutual Risk outstanding on the date of the First Amendment, Consent and Waiver, (D) additional Debt of Mutual Risk in an aggregate principal amount not to exceed $22.0 million at any one time outstanding; provided, however, that any Debt incurred pursuant to this clause (D) shall be subordinated to the Obligations pursuant to subordination provisions in form and substance satisfactory to the Required Lenders and (E) Debt consisting of reimbursement obligations (or guarantees thereof) in respect of letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares, consistent with past practices; and

          (ii) Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any principal prepayments in respect of any Debt, whether at or prior to its stated maturity, other than
     (A) the Debentures or the Newco Debentures in accordance with their terms as in effect on the date of issuance thereof, (B) the Obligations and (C) Debt consisting of reimbursement obligations (or guarantees thereof) in respect of letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares, consistent with past practices.

     (b) If none of the Debentures are outstanding, Mutual Risk shall not create, incur, assume or suffer to exist in any manner any Indebtedness other than, without duplication, (i) that outstanding on the date of this Agreement and described on Schedule 6.4 (provided, that the Indebtedness owing under the
                               --------
Existing Credit Agreement may not remain outstanding after the initial borrowing of Loans hereunder), (ii) Indebtedness under the Loan Documents, (iii) Indebtedness in an amount not in excess of $13,000,000 incurred in connection with the purchase by Mutual Risk or its nominee of its home office building,
(iv) unsecured Indebtedness in an amount not in excess of $5,000,000 incurred in connection with the acquisition of Valmet Group Ltd., (v) Indebtedness secured by the Liens described in clauses (i) and (ii) of the definition of Permitted Liens, and (vi) Permitted Debt Issuances. Mutual Risk shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist in any manner any Indebtedness other than that outstanding on the date of this Agreement and described on Schedule 6.4; provided, that nothing contained in this Section 6.4
                           --------
shall prohibit (A) any Indebtedness of any Subsidiary of Mutual Risk outstanding at the time such Subsidiary becomes a Subsidiary of Mutual Risk and not incurred in contemplation thereof, as long as the outstanding amount of the Indebtedness remains the sole obligation of such Subsidiary and as long as the outstanding amount of such Indebtedness is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of Mutual Risk, (B) any Indebtedness of any Subsidiary secured by a Permitted Lien, provided that such
                                                            --------
Indebtedness does not exceed the value of the assets or property subject to such Permitted Lien, (C) any Indebtedness owing directly or indirectly to Mutual Risk by a Subsidiary of Mutual Risk, (D) any Indebtedness of Mutual Group under the Loan Documents, and (E) any Indebtedness not otherwise permitted by the foregoing clauses; provided, that the aggregate amount at any time outstanding for all Subsidiaries of Mutual Risk of (y) the Indebtedness incurred under the preceding clause (B) and (z) the Indebtedness incurred under the preceding clause (E) shall not exceed $10,000,000 in the aggregate at any time outstanding.

     SECTION 6.5    Limitation on Asset Sales.  Mutual Risk, will not, and will
                    -------------------------
not permit any of its Subsidiaries to, consummate an Asset Sale unless (a) Mutual Risk or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (b) the consideration received for the assets sold by Mutual Risk or such Subsidiary, as the case may be, in such Asset Sale are in the form of cash or Cash Equivalents, in each case received at the time of such Asset Sale. Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, in a single transaction or a series of related transactions, directly or indirectly, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of Mutual Risk and its Subsidiaries to any Person other than Mutual Risk or any of its wholly owned Subsidiaries.

     SECTION 6.6    Merger, Consolidation, Sale of Assets and Liquidation.
                    -----------------------------------------------------
Mutual Risk shall not enter into any merger or consolidation with any Person, or sell, lease, assign, distribute or otherwise dispose of all or substantially all of its assets, or liquidate in whole or in part, or permit any Subsidiary to enter into any merger or consolidation with any Person, or sell, lease, assign, distribute or otherwise dispose of all or substantially all of its assets, or liquidate in whole or in part, except that (a) Mutual Risk may merge or consolidate with any Subsidiary or other Person incorporated under the laws of Bermuda or a state of the United States, if Mutual Risk is the surviving corporation and continues to be a Bermuda company and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (b) any Subsidiary may be merged or consolidated into, or may be liquidated into, or may sell, lease or transfer all or substantially all of its assets to, Mutual Risk or a Wholly Owned Subsidiary (provided that Mutual Group may merge or consolidate into, or liquidate into, or sell, lease or transfer all or substantially all of its assets to Mutual Risk only), if, in the case of a merger or consolidation, (y) Mutual Risk or such Wholly Owned Subsidiary is the surviving corporation (and, if Mutual Risk is the surviving corporation, it continues to be a Bermuda company), and (z) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (c) the Restructuring may occur.

     SECTION 6.7    Sale and Leaseback.  Mutual Risk shall not enter into, or
                    ------------------
permit any of its Subsidiaries to enter into, directly or indirectly, any arrangement under which Mutual Risk or such Subsidiary, as the case may be, sells or transfers any of the fixed assets then owed by it and thereupon or within one year thereafter rents or leases the assets so sold or transferred.

     SECTION 6.8    Limitations on Dividend and Other Payment Restrictions
                    ------------------------------------------------------
Affecting Subsidiaries. Mutual Risk will not, and will not cause or permit any
----------------------
of its Subsidiaries to, directly or indirectly, enter into, or suffer to exist, any consensual agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to Mutual Risk or any of its Subsidiaries, (b) make loan or advances to Mutual Risk or any of its Subsidiaries or (c) transfer any of its properties or assets to Mutual Risk or any of its Subsidiaries, except for such agreement or restrictions existing under or by reason of any of the following:

     (i) The Loan Documents and any other agreement in effect on the date of this Agreement;

     (ii)   The Debentures or the Newco Debentures;

     (iii) Customary non-assignment provisions of any lease governing a leasehold interest of Mutual Risk or any of its Subsidiaries;

     (iv) Any agreement or other instrument of a Person acquired by Mutual Risk or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired; and

     (v) Any limitations under applicable laws as to dividends payable by Insurance Company Subsidiaries.

     SECTION 6.9    Restricted Payments.
                    -------------------

     (a) So long as any of the Debentures are outstanding, Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) quarterly dividends to all shareholders of Mutual Risk, pro rata, in an amount no greater than $0.07 per share per quarter, (ii) the dividend or distribution by Mutual Risk of shares of Newco in order to comply with Section 2.1(b)(ii) of the Registration Rights Agreement entered into in connection with the issuance of the Debentures, (iii) Restricted Payments made to Mutual Risk or any Guarantor of the Obligations, (iv) Restricted Payments made to the Holders of the Debentures or the Newco Debentures in accordance with their terms as in effect on the date of issuance thereof, on a pro rata basis, (v) dividends on Policy Holder Preferred Shares made solely in connection with the CRM business and determined in a manner consistent with past practices and (vi) dividends made in respect of shares issued pursuant to the Hemisphere Restricted Stock Plan and the repurchase of such shares, in each case in accordance with such plan and consistent with past practices.

     (b) If none of the Debentures are outstanding, Mutual Risk shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend or distribution, either in cash or property, on any shares of its Capital Stock (except dividends or distributions payable solely in shares of Capital Stock) or purchase, redeem or retire any of its Capital Stock or any warrants, rights or options to purchase or acquire any shares of its Capital Stock (i) in the case of Mutual Risk, if a Default or Event of Default exists at any time thereof or would be caused thereby, (ii) in violation of any applicable Laws, (iii) in the case of Subsidiaries of Mutual Risk, except for dividends or distributions declared or paid by a Subsidiary of Mutual Risk to Mutual Risk or a Subsidiary of Mutual Risk (provided that if the Subsidiary declaring or paying such
                --------
dividend or distribution is not a Wholly-Owned Subsidiary, such dividend or distribution is paid pro rata to the stockholders of such Subsidiary), (iv) in the case of dividends or distributions by Mutual Risk, in an amount substantially greater than the amount of dividends and distributions historically declared, paid or made by Mutual Risk, and (v) in the case of stock purchases, redemptions, retirements or other acquisitions by Mutual Risk, including in completion of its previously announced and currently pending stock repurchase program, in an aggregate amount in excess of 10% of Stockholders' Equity on the date of this Agreement.

     SECTION 6.10   Transactions with Affiliates.  Mutual Risk shall not enter
                    ----------------------------
into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except (a) pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with an unrelated Person, and (b) in accordance with the terms and conditions of the Securities Purchase Agreement, including the Restructuring.

     SECTION 6.11   Lines of Business.  Mutual Risk will not, nor will it permit
                    -----------------
any Subsidiary to, engage in any business other than a Permitted Business.

     SECTION 6.12   Amendment to Charter Documents.  Mutual Risk shall not,
                    ------------------------------
directly or indirectly, and shall not cause or permit any of its Subsidiaries to, amend its memorandum of association, certificate of incorporation, by-laws or other organizational documents or any partnership or shareholder agreement to which Mutual Risk or any of its Subsidiaries is a party.

     SECTION 6.13   No Change in Accounting.  Mutual Risk will not, and will not
                    -----------------------
cause or permit any of its Subsidiaries to, make any material change in any accounting policy or practice including, without limitation, with respect to accounting for loss reserves and/or reinsurance recoverables other than any such changes that are required by law or any order of any Governmental Authority having jurisdiction over Mutual Risk or any such Subsidiary.

     SECTION 6.14   Restrictions on Amendment of Certain CRM Documents.  Mutual
                    --------------------------------------------------
Risk will not, and will not cause or permit any of its Subsidiaries to, amend or modify any of the agreements or arrangements between Newco or any of its Subsidiaries and Mutual Risk or any of its Subsidiaries relating to the retention of a portion of any premium by, or the payment of any fees to, Mutual Risk or any of its Subsidiaries in connection with the writing of the underlying insurance policies related to the CRM business.

     SECTION 6.15   Restrictions on Amendments of Documents.  Mutual Risk will
                    ---------------------------------------
not, and will not cause or permit any of its Subsidiaries to, amend, supplement or otherwise modify any of the Transaction Documents or any of the documents related to the RHINOS (or permit any of the foregoing) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, other than as may be necessary in order to complete the Restructuring.

     SECTION 6.16   Restrictions on Certain Equity Issuances.  Mutual Risk will
                    ----------------------------------------
not issue any Capital Stock or any Common Stock Equivalents (other than pursuant to employee stock option plans in effect on the date of the First Amendment, Consent and Waiver and other than upon conversion of the Debentures) until at least 30 days following the date on which the Required Approvals have been obtained and the Restructuring has been consummated; provided, however, that Mutual Risk may comply with its obligations under the RHINOS Debentures and the documents executed in connection therewith.

     SECTION 6.17   Minimum Capital and Surplus.  So long as any of the
                    ---------------------------
Debentures are outstanding, Mutual Risk will not permit its U.S. Insurance Subsidiaries' capital and surplus, as defined in the Pennsylvania or Illinois Insurance Code, as applicable, to be less than the greater of (a) the minimum amount required under any applicable insurance law to which it is subject and
(b) $350,000,000 in any quarterly period beginning May 1, 2001.

     SECTION 6.18   Maximum Combined Ratio.  So long as any of the Debentures
                    ----------------------
are outstanding, Mutual Risk will not permit the statutory "combined ratio" for Mutual Risk's U.S. Insurance Subsidiaries, measured with respect to all business written by the U.S. Insurance Subsidiaries as the sum for such U.S. Insurance Subsidiaries of (a) the Loss Ratio and (b) the Expense Ratio, to exceed 125%. Mutual Risk will measure the statutory combined ratio for the previous 12 months as of the end of each fiscal quarter. In the event such statutory combined ratio exceeds 120%, Mutual Risk and the U.S. Insurance Subsidiaries will establish and implement a plan in order to lower the statutory combined ratio below 115%.

     SECTION 6.19   Minimum Risk-Based Capital.  On any date of determination
                    --------------------------
prior to (a) the completion of the Restructuring and (b) the capital contribution by Mutual Risk in the amount of $80,000,000 to Legion Insurance Company and Legion Indemnity Company, Mutual Risk will not permit the Risk-Based Capital for any U.S. Insurance Subsidiary to be less than 175% of the Authorized Control Level and for all such U.S. Insurance Subsidiaries (collectively, on a combined basis) to be less than 175% of the Authorized Control Level. On any date of determination on and after (a) the completion of the Restructuring and
(b) the capital contribution by Mutual Risk in the amount of $80,000,000 to Legion Insurance Company and Legion Indemnity, Mutual Risk will not permit the Risk-Based Capital for any U.S. Insurance Subsidiary to be less than 205% of the Authorized Control Level and for all such U.S. Insurance Subsidiaries (collectively, on a combined basis) to be less than 225% of the Authorized Control Level. Mutual Risk will measure Risk-Based Capital as of each December 31, commencing December 31, 2001, and will run the "early warning" tests established by the NAIC as of each March 31, June 30, September 30 and December 31, commencing June 30, 2001. If Mutual Risk and the U.S. Insurance Subsidiaries fail to comply with any such "early warning" tests, Mutual Risk and the U.S. Insurance Subsidiaries will establish and implement a plan in order to improve such test results. In no event will Mutual Risk and the U.S. Insurance Subsidiaries fail to comply with more than three such "early warning" tests.

     SECTION 6.20   Investments.  So long as any of the Debentures are
                    -----------
outstanding, Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment, other than (a) Investments pursuant to Mutual Risk's investment policy as adopted by Mutual Risk's board of directors and in accordance with Mutual Risk's annual plan and budget, (b) after the completion of the Restructuring, the Investment of up to $80.0 million of the net proceeds from the original issuance of the Debentures into Legion Insurance Company and Legion Indemnity Company, as contemplated by the Securities Purchase Agreement and First Amendment, Consent and Waiver, (c) Investments in Subsidiaries of Mutual Risk made in connection with the Restructuring, (d) Investments in the Collateral Account (as defined in the Securities Purchase Agreement) and in Cash Equivalents and U.S. Government Obligations (as defined in the Collateral Agreement), (e) Investments by Subsidiaries of Mutual Risk in Mutual Risk or any Guarantor of the Obligations and (f) other Investments not exceeding $10,000,000 in the aggregate outstanding at any one time.

     SECTION 6.21   Fundamental Changes.  So long as any of the Debentures are
                    -------------------
outstanding, Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, wind-up, liquidate or dissolve their respective affairs, except any such action taken with the unanimous consent of Mutual Risk's board of directors. Mutual Risk will not, and will not cause or permit any of its Subsidiaries to, commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to themselves or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seek the appointment of a trustee, receiver, liquidation, custodian or other similar official of them or any substantial part of their property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against them, or make a general assignment for the benefit or creditors, or fail generally to pay their respective debts as they become due or on demand, or take any corporate action to authorize any of the foregoing, except any such action taken with the unanimous consent of Mutual Risk's board of directors.

                                   EXHIBIT D

                               FORM OF GUARANTEE
                               -----------------

     THIS GUARANTEE is executed as of ____________, 200_, by the undersigned ("Guarantor"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the benefit of Lenders).

                                   RECITALS
                                   --------

     A. Mutual Risk Management Ltd. ("Mutual Risk"), Mutual Group, Ltd. ("Mutual Group"), as borrowers (in such capacity, collectively, the "Borrowers" and individually, a "Borrower"), Bank of America, N.A., as administrative agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and certain banks and financial institutions from time to time party thereto (collectively, "Lenders" and individually, a "Lender") have entered into a Credit Agreement dated as of September 21, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement").

     B. This Guarantee is integral to the transactions contemplated by the Credit Agreement and the execution and delivery hereof is a condition to Lenders obligations to extend credit to Borrower under the Credit Agreement.

     ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor (jointly and severally with any other guarantor of the obligation, whether pursuant to this Guarantee or otherwise) guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guarantee. As used in this Guarantee: "Guaranteed Debt" means, collectively, (a) the Obligations (provided that, if Guarantor is not organized under the laws of a state in the United States, Obligations shall be limited to Obligations owing by Mutual Risk under the Loan Documents) and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of (S)(S) 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

     2. GUARANTEE. This is an absolute, irrevocable, and continuing guarantee of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after such time. This Guarantee remains in effect until the Guaranteed Debt is fully paid and performed and all Commitments to extend any credit under the Loan Documents have terminated. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guarantee shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guarantee or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state or foreign law. This Guarantee is subject to the terms and conditions of the Subordination Agreement (as defined in the Securities Purchase Agreement dated as of May 8, 2001, among Mutual Risk, an affiliate of XL Capital Ltd., First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II and certain other investors).

     3. CONSIDERATION. Guarantor represents and warrants that its liability under this Guarantee may reasonably be expected to directly or indirectly benefit it.

     4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guarantee, that liability may not be in any manner impaired or affected by this Guarantee. The rights of Administrative Agent or Lenders under this Guarantee are cumulative of any and all other rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any right under this Guarantee or otherwise does not preclude the concurrent or subsequent exercise of any other right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guarantee or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders; provided that, if an Event of Default exists and Administrative Agent or Lenders cannot, for any reason, accelerate the Obligations, then the Guaranteed Debt shall be, as among Guarantor, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce rights against any collateral securing any Guaranteed Debt.

     6. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt and the termination of the Commitment of each Lender to extend credit under the Loan Documents, (a) Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Borrower or any other obligor on any Guaranteed Debt or Guarantor of it,
(b) Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any right to participate in, any collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

     7. NO RELEASE. Guarantor's obligations under this Guarantee may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on any Guaranteed Debt, except for any final release resulting from payment in full of such Guaranteed Debt; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on any Guaranteed Debt;
(g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by law or elsewhere in this Guarantee; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of any Guaranteed Debt to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Laws or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guarantee will be reinstated in an amount equal to that payment).

     8. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guarantee after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guarantee. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guarantee in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any collateral securing any Guaranteed Debt.

     9. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     10. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Bankruptcy Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Bankruptcy Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligation, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

     11. LOAN DOCUMENT. This Guarantee is a Loan Document and is subject to the applicable provisions of Sections 1 and 10 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guarantee by reference the same as if set forth in this Guarantee verbatim.

     12. NOTICES. Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

     13. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guarantee is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 10.6 of the Credit Agreement.
                ------------

     14. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guarantee are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent's or Lenders' favor under or in connection with this Guarantee. Administrative Agent's and each Lender's rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any of its terms unless Guarantor specifically joins such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

     15. PARTIES. This Guarantee benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guarantee automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of Administrative Agent and Lenders under this Guarantee may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of rights and obligations under this Guarantee.

                    Remainder of Page Intentionally Blank.
                         Signature Page(s) to Follow.

EXECUTED as of the date first stated in this Guarantee.

                                                  GUARANTOR:

Address:   __________________
           __________________
Facsimile: __________________                     By  _______________________
                                                      Name:__________________
                                                      Title:_________________

                          Signature Page to Guarantee

                                   EXHIBIT E
                                   ---------

                                 SHARE CHARGE
                                 ------------

THIS CHARGE dated  the _____ day  of ____________, 2001 is made

BETWEEN:

     (1)  [                                 ], a local company established under
          the laws of Bermuda of 44 Church Street, Hamilton HM 12 Bermuda (the "Chargor") and

     (2) Bank of America, N.A., a bank established under the laws of the United States of America of 231 S. LaSalle Street, Chicago, Illinois 60697, acting in its capacity as Collateral Agent (herein so called) for Holders (hereinafter defined), Lenders (hereinafter defined), and RHINOS Holders (hereinafter defined) (the "Secured Party").

WHEREAS:

     A. Pursuant to that certain Securities Purchase Agreement (herein so called) dated as of May 8, 2001, among Mutual Risk Management Ltd. ("MRM"), certain of its subsidiaries, as obligors, and XL Insurance Ltd., First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II, L.P., Robert A. Mulderig, and Taracay Investors Company (collectively, "Purchasers"), Purchasers have agreed to purchase $112,500,000 aggregate principal amount of 9 3/8% Convertible Exchangeable Debentures due 2006 of MRM;

     B. MRM and Mutual Group, Ltd. (collectively, "Borrowers"), Bank of America, N.A., as Administrative Agent, and certain Lenders (herein so called) now or hereafter party thereto have entered into a Credit Agreement, dated as of September 21, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

     C. MRM or one of its Subsidiaries has issued RHINOS (hereinafter defined) to the RHINOS Holders (hereinafter defined); and

     D. It is a condition precedent to the transactions contemplated by the Securities Purchase Agreement and the Credit Agreement that the Chargor and the Secured Party enter into this Charge.

1.   DEFINITIONS AND INTERPRETATION

     (a)  In this Charge, unless contrary to or inconsistent with the context:

          Administrative Agent means Bank of America, N.A., in its capacity as administrative agent for Lenders under the Credit Agreement.

          Collateral Agent is defined in the preamble to this Charge and includes any successor acting as "Collateral Agent" for Holders, Lenders, and RHINOS Holders.

          Credit Agreement Obligations means, collectively, (a) all Obligations (as defined in the Credit Agreement) now or hereafter owing by MRM under the Loan Documents and (b) any subrogation rights that Administrative Agent or any Lender may have under the Subordination Agreement.

          Debenture Obligations means all indebtedness, liabilities, and obligations arising under or pursuant to the Debentures.

          Debentures has the meaning given such term in the Securities Purchase Agreement.

          Dollar and US $ means the lawful currency of the United States of America.

          Event of Default means the occurrence of an event of default under or in respect of any of the Secured Obligations.

          Holders means the holders from time to time of the Debentures.

          Lien means a charge, mortgage, hypothecation, title retention, pledge, lien, security interest or other encumbrance, whether fixed or floating and howsoever created or arising.

          Representative means XL Insurance Ltd., acting hereunder as representative of Holders.

          RHINOS has the meaning given such term in the Securities Purchase Agreement and, for purposes of this Charge, also means and includes the RHINOS Debentures (as defined in the Securities Purchase Agreement).

          RHINOS Holders means the holders from time to time of the RHINOS.

          RHINOS Obligations means, collectively, (a) all indebtedness, liabilities, and obligations arising under or pursuant to the RHINOS and
     (b) any subrogation rights that any RHINOS Holder may have under the Subordination Agreement.

          Security Assets has the meaning given such term in clause 3(a).

          Secured Obligations means, collectively, the Debenture Obligations, the Credit Agreement Obligations and the RHINOS Obligations.

          Shares means the shares listed in Schedule 1 hereto of each Company (herein co called) listed on Schedule 1 hereto.

          Subordination Agreement means that certain Subordination Agreement, dated as of the date hereof, among Holders, Lenders, RHINOS Holders, Administrative Agent, Representative and certain other Persons.

     (b)  In this Charge unless contrary to or inconsistent with the context:

          (i) capitalized terms used herein have the meaning ascribed thereto in the Credit Agreement;

          (ii)   words (including, without limitation, defined terms) importing:

                 (1)  the singular include the plural and vice versa; and

                 (2)  any gender includes all genders;

          (iii) a reference to a party or person includes a reference to that party or person and its successors, substitutes (including, but not limited to, any party or person taking by novation), executors, administrators and assigns;

          (iv) the word "Person" includes an individual, any entity having separate legal personality under the laws governing its formation, partnerships and trusts (whether or not having separate legal personality), companies, corporations, unincorporated organisations and any government, department or agency thereof;

          (v) a reference to any thing or any matter (including, but not limited to, the Secured Obligations, any other amount and the Security Assets) is a reference to the whole and any part of it;

          (vi) a reference to this Charge, or any other document includes any variation, novation or replacement of or supplement to any of them from time to time;

          (vii) a reference to a clause or Schedule means a reference to a clause or Schedule of this Charge;

          (viii) where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called may be read and construed separately and independently of each other;

          (ix) a reference (whether specific or general) to a statute or to any other legislation includes any code, ordinance or other law, and any regulation, rule or bye-law or other instrument made under it, and all official directives (if any) and all amendments, consolidations, re-enactments or substitutions of any of them from time to time;

          (x) a reference to a document includes any deed, agreement in writing, or any certificate, notice, instrument or other document of any kind;

          (xi) "writing" and related expressions includes all means of reproducing words in a tangible and permanently visible form;

          (xii) any agreement, undertaking, acknowledgment, condition or other term that is made or given by the Chargor is deemed to be a covenant in favour of and for the benefit of the Secured Party;

          (xiii) headings are inserted for guidance only and do not affect the interpretation of this Charge; and

          (xiv) an Event of Default is "subsisting" until it has been waived in writing by, or remedied to the satisfaction of, the party or parties having the right to give such waiver or to receive such satisfaction.

2.   CONSIDERATION

     The Chargor acknowledges that the giving of this Charge and the granting of rights under this Charge are in order to induce the Purchasers and RHINOS Holders to enter into the transactions contemplated by the Securities Purchase Agreement and the Lenders to enter into the transactions contemplated by the Credit Agreement, and that the Chargor is benefitting, directly or indirectly, from the giving of this Charge and the granting of rights under this Charge.

3.   CHARGE

     The  Chargor, as legal and beneficial owner hereby:

     (a) charges and agrees to charge in favour of the Secured Party, all of its right, title and interest in and to the following property (collectively the "Security Assets") (x) as a first fixed security and on a first priority basis prior to the termination of the Subordination Period (as defined in the Subordination Agreement), and on a pari passu basis with all the other Secured Obligations thereafter, for the full and complete payment and performance of the Debenture Obligations when due, and (y) as a second fixed security and on a second priority basis prior to the termination of the Subordination Period, and on a pari passu basis with all the other Secured Obligations thereafter, for the full and complete payment and performance of the Credit Agreement Obligations and the RHINOS Obligations when due:

          (i) the Shares owned by it and any interest it has in the entries on the books of any financial intermediary pertaining to such Shares, and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of such Shares;

          (ii) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock, shares or other securities of each Company from time to time acquired by it in any manner (which shares and securities shall be deemed to be part of the Shares) or any other rights and any interest in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "Additional Shares") and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares;

          (iii) all dividends or interest paid or payable by any Company after the date of and during the continuance of an Event of Default on all or any of the Shares and the Additional Shares; and

          (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Security Assets. For the purposes of this Charge, the term "proceeds" includes whatever is receivable or received when Security Assets or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;

     (b) agrees that this Charge shall be a first priority fixed charge (with the priorities as among the Holders, Lenders and RHINOS Holders set forth herein) over all of the Security Assets; and

     (c) undertakes to deposit forthwith with the Secured Party, and in such manner as the Secured Party may direct the following:

          (i) all share certificates and other documents in respect of the Security Assets and share transfer forms endorsed in blank in respect of the Shares or any stocks, shares or securities forming part of the Security Assets;

          (ii) an undertaking from each Company to register transfer of the Shares to the Secured Party or its nominees;

          (iii) a certified copy of the Register of Members of each Company containing a notation that the Shares are subject to a charge in favour of the Secured Party;

          (iv) an irrevocable proxy from the Chargor to the Secured Party in form and substance satisfactory to the Secured Party, entitling the Secured Party to vote the Shares and exercise all other rights, powers and privileges and remedies to which a holder of shares would be entitled;

          (v) an irrevocable power of attorney from the Chargor in favour of the Secured Party in form and substance satisfactory to the Secured Party; and

          (vi) executed but undated letters of resignation and release together with letters of authority to date the same from each of the directors, alternate directors and officers of each Company;

          provided that, upon irrevocable payment in full in Dollars of the Secured Obligations, the Secured Party will, at the request and expense of the Chargor, release to the Chargor all the rights, title and interest of the Secured Party in or to the Security Assets.

4.   PRESERVATION OF SECURITY

     (a) The security constituted by this Charge shall be continuing and not satisfied by an intermediate payment or satisfaction of the whole or any part of the Secured Obligations but shall secure the ultimate balance of the Secured Obligations. The security hereby given shall be in addition to any other Lien now or hereafter held by the Secured Party for all or any of the Secured Obligations, and the Secured Party's rights under this Charge shall not be postponed, lessened or otherwise prejudicially affected or merged in any other such security.

     (b) The obligations of the Chargor hereunder and the security constituted by this Charge shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate the Chargor from its obligations hereunder or affect such obligations including without limitation and whether or not known to either of the Chargor or the Secured Party:

          (i) any time or indulgence granted to any person, including any Company, or the Chargor;

          (ii) the variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce any terms of this Charge; and

          (iii) any irregularity, invalidity or unenforceability of any of the Secured Obligations or any present or future law or order of any government authority (whether of right or in fact) purporting to reduce or otherwise affect any of the Secured Obligations which shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order.

     (c) Where any discharge (whether in respect of this Charge, any other security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, this security and the liability of the Chargor under this Charge shall continue as if there had been no such discharge or arrangement.

5.   WARRANTIES AND UNDERTAKINGS

     The Chargor hereby warrants, represents and undertakes to the Secured Party that:

     (a) it is and will remain the legal and registered owner of the Shares and that it has not transferred, assigned, charged or in any way encumbered, and hereby covenants that it will not transfer, assign, charge or otherwise encumber hereafter, the whole or any part of the Security Assets to anyone other than the Secured Party, unless with the prior written approval of the Secured Party;

     (b) the Shares have been duly authorised, validly issued and are fully paid and non-assessable;

     (c) neither the Chargor nor any Company has granted any options or other rights of any nature in respect of the Shares, or any other shares in the capital of any Company to any third party other than those in favour of the Secured Party;

     (d) it is authorised in every respect to make this Charge and its obligations hereunder constitute its legal, valid and binding obligations enforceable against it in accordance with its terms;

     (e) this Charge when duly registered will create a valid first priority security interest in the Security Assets (with the priorities as among the Holders, Lenders and RHINOS Holders set forth herein) securing the payment of the Secured Obligations, and upon execution all filings and other actions necessary or desirable to perfect such security interest will be duly made or taken; and

     (f) it shall exercise its powers as a shareholder of each Company to procure that each Company will not issue new shares or classes of shares or register the transfer of shares without the prior written approval of the Secured Party.

6.   REGISTRATION

     The Chargor hereby authorises the Secured Party at any time after the occurrence and during the continuance of an Event of Default to arrange for the Security Assets to be registered (if required by the Secured Party to perfect or ensure the priority of the Secured Party's security therein) and (under the powers of realisation herein conferred) to transfer or cause the Security Assets to be transferred to and registered in the name of the Secured Party or in the name of any purchasers or transferees from, or nominees of, the Secured Party and the Chargor undertakes from time to time to execute and sign all transfers, powers of attorney and other documents which the Secured Party may require for perfecting its title to any of the Security Assets or for vesting the same in it or in its nominees or in any purchasers or transferees of or from it.

7.   POWERS

     The Secured Party may on notice to the Chargor at any time after the occurrence and during the continuance of an Event of Default exercise at its discretion (in the name of the Chargor or otherwise) and without any further consent or authority on the part of the Chargor in respect of any of the Security Assets, any voting rights and any powers or rights which may be exercised by the Secured Party or by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees under the laws of Bermuda in respect of securities or property subject to a trust; provided that upon the taking of any such action the Secured Party will promptly give notice to the Chargor and that in the absence of any such notice, the Chargor may and shall continue to exercise any and all rights with respect to the Security Assets, subject always to the terms hereof.

8.   VOTING OF SHARES

     The Secured Party hereby acknowledges that until an Event of Default shall have occurred and be continuing, the Chargor shall be entitled to (i) vote or cause to be voted any and all of the Security Assets and (ii) give or cause to be given consents, waivers and ratifications in respect thereof, provided, however, that no vote shall be cast or consent, waiver or ratification given or taken which would be inconsistent with any of the provisions of this Charge. All such rights of the Chargor to vote or cause to be voted and to give or cause to be given consents, waivers and ratifications shall cease automatically, where an Event of Default occurs and is continuing.

9.   ENFORCEMENT OF SECURITY

     Upon and at any time after the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to put into force and exercise immediately, without further notice to the Chargor, as and when it may see fit, any and every power possessed by it by virtue of this Charge and, in particular (without prejudice to the generality of the foregoing):

     (a) may solely and exclusively exercise all voting and/or consensual powers pertaining to the Security Assets or any part thereof and may exercise such powers in such manner as the Secured Party may think fit;

     (b) may remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge;

     (c) may receive and retain all dividends, interest or other monies or assets accruing on or in respect of the Security Assets or any part thereof, such dividends, interest or other monies or assets to be held by the Secured Party, until applied in the manner described in Clause 9(g) as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other monies or assets received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and paid or transferred to the Secured Party on demand;

     (d) may sell, transfer, grant options over or otherwise dispose of the Security Assets or any part thereof at such place and in such manner and at such price or prices as the Secured Party may deem fit, and thereupon the Secured Party shall have the right to deliver, assign and transfer in accordance therewith the Security Assets so sold, transferred, granted options over or otherwise disposed of;

     (e) the Secured Party shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any monies assigned by this Charge or to enforce any rights or benefits assigned to the Secured Party by this Charge or to which the Secured Party may at any time be entitled hereunder;

     (f) upon any sale of the Security Assets or any part thereof by the Secured Party the purchaser shall not be bound to see or enquire whether the Secured Party's power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Secured Party, and the receipt of the Secured Party for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor provided that the purchaser purchases the Security Assets in an arm's-length transaction;

     (g) all monies received by the Secured Party pursuant to this Charge prior to the termination of the Subordination Period shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other monies whatsoever as may have been paid or incurred by the Secured Party in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

          (i) FIRSTLY: to Representative for application toward payment of the Debenture Obligations;

          (ii) SECONDLY: ratably to (A) Administrative Agent for application toward payment of the Credit Agreement Obligations and (B) RHINOS Holders for application toward payment of the RHINOS Obligations (for purposes hereof, "ratably" on any date of determination, shall mean the proportion that the principal amount outstanding at such time under the Credit Agreement or the RHINOS (as the case may be) bears to the sum of the principal amount outstanding at such time under the Credit Agreement and the RHINOS);

          (iii) THIRDLY: the surplus (if any) shall be paid to the Chargor as its interests may appear or to whomsoever else may be entitled thereto;

     (h) all monies received by the Secured Party pursuant to this Charge on or after the termination of the Subordination Period shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other monies whatsoever as may have been paid or incurred by the Secured Party in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

          (i) FIRSTLY: ratably to (1) Representative for application toward payment of the Debenture Obligations, (2) Administrative Agent for application toward payment of the Credit Agreement Obligations, and (3) RHINOS Holders for application toward payment of the RHINOS Obligations (for purposes hereof, "ratably" on any date of determination, shall mean the proportion that the principal amount outstanding at such time under the Debentures, the Credit Agreement, or the RHINOS (as the case may be) bears to the sum of the principal amount outstanding at such time under the Debentures, the Credit Agreement, and the RHINOS); and

          (ii) SECONDLY: the surplus (if any) shall be paid to the Chargor as its interests may appear or to whomever else may be entitled thereto;

     (i) neither the Secured Party nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty;

     (j) the Secured Party shall not by reason of the taking of possession of the whole or any part of the Security Assets or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default of omission for which a mortgagee-in-possession might be liable; and

     (k) the powers provided in this Charge are cumulative with and not exclusive of powers provided by law or equity independently of this Charge.

10.  RECEIVER

     (a) In addition to the powers conferred in this Charge, at any time after the security hereby created shall become enforceable, the Secured Party may appoint in writing a receiver or a receiver and manager (herein the "Receiver") of all or any part of the Security Assets and may remove the Receiver so appointed and appoint another in his stead and may from time to time fix the remuneration of the Receiver. The power to appoint a Receiver over all the Security Assets may be exercised whether or not a Receiver has already been appointed over part of it.

     (b) Subject to any specific limitations in the terms of appointment, a Receiver shall have the powers conferred on receivers by law or equity in addition to all the Secured Party's powers including, but not limited to, any one or more of the powers in clause 9 each of which is to be construed as if a reference to the Secured Party includes a reference to the Receiver.

     (c) The Secured Party shall not be responsible for misconduct or negligence on the part of the Receiver.

11.  PROCEDURE FOR PRIVATE SALE

     Without prejudice to the generality of Clause 9, in the event that the Secured Party determines in its discretion to sell the Security Assets in one or more private sales:

     (a) the Secured Party may sell the Security Assets or any part thereof in one or more parcels;

     (b) the Secured Party may sell for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable;

     (c) the Secured Party may in its discretion establish a reserve price for the Security Assets or any part thereof;

     (d) the Secured Party shall not be obligated to make any sale regardless of any offer to sell which the Secured Party may have made;

     (e) the Secured Party may postpone or cancel the sale, modify the terms and conditions of the sale, withdraw Security Assets from the sale at any time, including by announcement at the time and place fixed for the sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

     (f) the Chargor unconditionally waive any claims against the Secured Party arising by reason of the fact that the price of which any Security Assets may have been sold at such a private sale was less than the price which might have been attained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Security Assets to more than one offeree provided that the purchaser purchases the Security Assets for value in an arms-length transaction; and

     (g) the Chargor unconditionally agrees that the Secured Party may acquire the Security Assets or sell them to an affiliate.

12.  INDEMNITIES

     (a) The Chargor will indemnify and save harmless the Secured Party and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Secured Party or such agent or attorney (the "Liabilities"):

          (i) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

          (ii) in the preservation or enforcement of the Secured Party's rights under this Charge or the priority thereof; or

          (iii) on the release of any part of the Security Assets from the security created by this Charge;

          except where such Liabilities shall be found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Secured Party or such agent or attorney, and the Secured Party or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts recoverable by the Secured Party or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

     (b) If, under any applicable law or regulation, and whether pursuant to a judgement being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the "Payment Currency") other than the currency in which such payment is due under or in connection with this Charge (the "Contractual Currency") then to the extent that the amount of such payment actually received by the Secured Party when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Secured Party against the amount of such shortfall. For the purposes of this Clause 12(b) "rate of exchange": means the rate at which the Secured Party is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium payable to third parties and other costs of exchange with respect thereto.

13.  EXPENSES

     The Chargor shall pay to the Secured Party on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Secured Party or for which the Secured Party may become liable in connection with:

     (a)  the negotiation, preparation and execution of this Charge;

     (b) the preserving or enforcing of, or attempting to preserve or enforce, any of the rights under this Charge or the priority hereof;

     (c) any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

     (d) any consent or waiver required from the Secured Party in relation to this Charge;
     and in any case referred to in clauses 13(c) and 13(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

14.  FURTHER ASSURANCE

     The Chargor further agrees that at any time and from time to time, upon the written request of the Secured Party, it will promptly and duly execute and deliver any and all such further instruments and documents as the Secured Party may deem necessary, desirable or appropriate for the purpose of obtaining the full benefit of this Charge and of the rights and powers herein granted.

15.  PROTECTION OF PURCHASER

     No purchaser or other person dealing with the Secured Party or any Receiver or with its or his attorneys shall be concerned to enquire (i) whether any power exercised or purported to be exercised by it, him or them has become exercisable, (ii) whether any money remains due on the security hereby created, (iii) as to the propriety and regularity of any of its, his or their actions or (iv) as to the application of any money paid to him, it or them. In the absence of mala fides on the part of such purchaser or other person, such dealings shall be deemed so far as regards the safety and protection of such purchaser or other person to be within the powers hereby conferred and to be valid accordingly.

16.  DELEGATION

     The Secured Party may at its expense at any time employ agents, managers, employees, advisers, attorneys and others on such terms as it sees fit for any of the purposes set out herein.

17.  LIABILITY OF SECURED PARTY

     The Secured Party and any Receiver shall not be liable for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions in good faith hereunder and, in particular, without limitation as mortgagee in possession or for anything except actual receipts.

18.  RELEASE

     Under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty, with respect to any part of all of the Security Assets or this Charge of any nature or kind or any matter or proceeding arising out of or related thereto; but the same shall be at the Chargor's sole risk at all times. The Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or any Chargor's rights in the Security Assets or against other parties thereto.

19.  NOTICE

     Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Charge will be in writing and will be effectively given and made if (i) delivered personally,
     (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

     (a)  if to the Chargor, to:

          ________________
          44 Church Street
          Hamilton  HM12
          Bermuda

     (b)  if to the Secured Party, to:

          Bank of America, N.A.
          231 S. LaSalle Street
          Chicago, Illinois 60697
          Attention:

     Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a business day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. Otherwise, such communication will be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the third business day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

     Any Party may from time to time change its address for notice in the same manner as set out above.

20.  ENUREMENT

     This Charge shall be binding upon the Chargor and its successors and permitted assigns, and enure to the benefit of the Secured Party and its successors and permitted assigns.

21.  COUNTERPARTS

     This Charge may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Charge.

22.  TIME OF THE ESSENCE

     Time shall be of the essence of this Charge, both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Charge or by agreement in writing between the parties.

23.  GOVERNING LAW

     This Charge shall be governed by and construed in accordance with the laws of Bermuda.

24.  JURISDICTION

     (a) The parties irrevocably agree that the courts of Bermuda are to have jurisdiction to settle any disputes which may arise out of or in connection with this Charge and that accordingly any suit, action or proceeding arising out of or in connection with this Charge (in this clause referred to as "Proceedings") may be brought in such courts;

     (b) Nothing contained in this clause shall limit the right of the Secured Party to take Proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not;

     (c) The Chargor irrevocably waives (and irrevocably agrees not to raise) any objection which he or she may have now or subsequently to the laying of the venue of any Proceedings in any such court as is referred to in this clause any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this clause shall be conclusive and binding upon the Chargor and may be enforced in the courts of any other jurisdiction;

25.  COLLATERAL AGENT

     (a) Representative (on behalf of Holders), Administrative Agent (on behalf of Lenders), and RHINOS Holders appoint Bank of America, N.A. as Collateral Agent to serve as nominee and agent for Holders, Lenders, and RHINOS Holders and to act in their names and on their behalf in and under this Charge and with respect to the Security Assets in accordance with this Clause 25. Collateral Agent accepts such appointment. Collateral Agent is hereby specifically authorized by Holders, Lenders, and RHINOS Holders:

          (i) to enter into this Charge on behalf of Holders, Lenders, and RHINOS Holders and to act as Holders', Lenders', and RHINOS Holders' nominee and on Holders', Lenders', and RHINOS Holders' behalf in and under this Charge;

          (ii) to hold the Security Assets and proceeds therefrom ever delivered to, or received by, Collateral Agent to secure the Secured Obligations, as agent and bailee for each Holder, each Lender, and each RHINOS Holder for all purposes;

          (iii) to take such action with respect this Charge and the Security Assets (including, without limitation, the exercise of any remedies hereunder or the release of all or any part of the Security Assets), as directed by the Administrative Agent without the consent or approval of any Holder or any RHINOS Holder;

          (iv) to receive all documents and items to be furnished to Holders, Lenders, and RHINOS Holders under this Charge;

          (v) to be the secured party, mortgagee, beneficiary, recipient, chargee, and similar party in respect of the Security Assets for the benefit of Holders, Lenders, and RHINOS Holders;

          (vi) to promptly distribute to Representative and Administrative Agent all material information, requests, documents, and items received from Chargor under this Charge;

          (vii) to promptly distribute (in accordance with the application of payment provided in this Charge) to Representative (for the benefit of Holders), to Administrative Agent (for the benefit of Lenders), or to RHINOS Holders, as the case may be, any proceeds of the Security Assets;

          (viii) to take any action that may be necessary to perfect and maintain the perfection and priority of the Holders', Lenders', and RHINOS Holders' liens in and to the Security Assets; and

          (ix) to exercise such additional powers as are reasonably incidental to the performance of the foregoing.

     However, Collateral Agent may not be required to take any action that exposes it to personal liability or that is contrary to any agreement or applicable law.

     (b) Collateral Agent may perform any of its duties or exercise any of its rights hereunder by or through its affiliates and representatives. Collateral Agent (and its representatives) (a) is entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel it has selected, (b) is not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Collateral Agent who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or has been notified by Representative or Administrative Agent, and (d) is entitled to consult with legal counsel (including counsel for MRM), independent accountants, and other experts it has selected and is not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     (c) Neither Collateral Agent nor any of its affiliates or representatives will be liable for any action taken or omitted to be taken by it or them under this Charge in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Charge or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Collateral Agent nor any of its affiliates or representatives has a fiduciary relationship with any Holder, any Lender, or any RHINOS Holder by virtue of this Charge. Except as otherwise expressly set forth in this Clause 25, Collateral Agent shall not be responsible in any manner to any Holder, any Lender, or any RHINOS Holder for the effectiveness, enforceability, genuineness, validity, or the due execution of this Charge or for any representation, warranty, document, certificate, report, or statement made therein or furnished under or in connection therewith, or be under any obligation to any Holder, any Lender, or any RHINOS Holder to ascertain or to inquire as to the performance or observation of any of the terms, covenants, or conditions of this Charge on the part of any party hereto other than Collateral Agent.

     (d) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Collateral Agent may not be compelled to do any act under this Charge or to take any action toward the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect of this Charge. If Collateral Agent requests instructions from Representative or Administrative Agent, as the case may be, with respect to any act or action in connection with this Charge, Collateral Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Collateral Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Holder, Lender, or RHINOS Holder has any right of action against Collateral Agent as a result of Collateral Agent's acting or refraining from acting under this Clause 25 in accordance with instructions of Representative or Administrative Agent, as the case may be.

     (e) Each Holder, each Lender, and each RHINOS Holder agrees to indemnify Collateral Agent and its Affiliates and Representatives and hold them harmless from and against (but limited to such Holder's, Lender's, and RHINOS Holder's Proportionate Part thereof) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of this Charge, or any action taken or omitted by them under this Charge (including any of the foregoing arising from the negligence of Collateral Agent, its Affiliates or representatives) if Collateral Agent and its Representatives are not reimbursed for such amounts by Chargor; provided that, Collateral Agent, its Affiliates, and representatives shall not have the right to be indemnified for its or their own fraud, gross negligence, or willful misconduct.

                    Remainder of Page Intentionally Blank.
                         Signature Page(s) to Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Charge to be duly executed with the intent that is shall constitute a deed under Bermuda law the day and year first above written.

[CHARGOR]


By   __________________________________
     Name:_____________________________
     Title:____________________________



BANK OF AMERICA, N.A., as Collateral Agent for the benefit of Holders, Lenders and RHINOS Holders


By   __________________________________
     Name:_____________________________
     Title:____________________________



BANK OF AMERICA, N.A., as Administrative Agent for the benefit of Lenders (for purposes of Clause 25)


By   __________________________________
     Name:_____________________________
     Title:____________________________



XL INSURANCE LTD., as Representative for the benefit of Holders (for purposes of Clause 25)


By   __________________________________
     Name:_____________________________
     Title:____________________________



INTREPID MASTER FUNDING TRUST, as
RHINOS Holders (for purposes of Clause 25)


By   __________________________________
     Name:_____________________________
     Title:____________________________

                        Signature Page to Share Charge

                                  SCHEDULE I


     Name of Company                               Shares
     ---------------                               ------

                               PRICING SCHEDULE
                               ----------------

Each of "Eurodollar Margin," "Commitment Fee Rate" and "Utilization Fee Rate" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" (and, in the case of the Utilization Fee Rate, the utilization of the Commitments) that applies at such date:

-----------------------------------------------------------------------------------------------------------------
                                                 Level I   Level II   Level III   Level IV   Level V   Level VI
-----------------------------------------------------------------------------------------------------------------
Eurodollar Margin                                 .50%      .75%        .95%        1.15%     1.50%      2.00%
-----------------------------------------------------------------------------------------------------------------
Commitment Fee Rate                              .125%      .15%       .175%         .25%     .325%       .45%
-----------------------------------------------------------------------------------------------------------------
Utilization Fee Rate when 30% * Utilization **    .05%      .10%       .125%        .125%      .15%       .25%
 60%
-----------------------------------------------------------------------------------------------------------------
Utilization Fee Rate when 60% * Utilization       .10%      .20%        .25%         .25%      .30%       .50%
-----------------------------------------------------------------------------------------------------------------

*  Less than
** Less than or equal to

For purposes of this Schedule, the following terms have the following meanings, subject to the last paragraph of this Schedule:

     "Level I Pricing" applies at any date if, at such date, Mutual Risk is rated A+ or higher by S&P.

     "Level II Pricing" applies at any date if, at such date, Mutual Risk is rated A by S&P.

     "Level III Pricing" applies at any date if, at such date, Mutual Risk is rated A- or BBB+ by S&P.

     "Level IV Pricing" applies at any date if, at such date, Mutual Risk is rated BBB S&P.

     "Level V Pricing" applies at any date if, at such date, Mutual Risk is rated BBB- by S&P.

     "Level VI Pricing" applies at any date if, at such date, no other Pricing Level applies.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI applies at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P to Mutual Risk as an issuer or to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk. The rating in effect at any date is that in effect at the close of business on such date. If the rating system of S&P shall change, Mutual Risk and the Administrative Agent shall negotiate in good faith to amend this Pricing Schedule to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of Required Lenders), the pricing shall be determined by reference to the rating most recently in effect prior to such change. If S&P no longer rates Mutual Risk as an issuer or assigns ratings to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk, the rating to be used to determine which Pricing Level applies shall be the "financial strength" rating assigned by S&P to the Insurance Company Subsidiaries of Mutual Risk, and the issuer rating of Mutual Risk or the rating assigned to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk shall be deemed to be three ratings below such "financial strength" rating (e.g., financial strength rating of A+ results in Level III Pricing).